UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
WINLAND ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1950 Excel Drive
Mankato, Minnesota 56001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 10, 2012

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Winland Electronics, Inc., a Minnesota corporation, will be held on Tuesday, July 10, 2012 at 3:30 p.m. CDT at the law offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402-1425.

The meeting will be held for the following purposes:

(1) to elect four (4) directors to hold office until the Annual Meeting of Shareholders in the year 2013 and until their successors are duly elected and qualified;

(2) to set the number of members of the Board of Directors at four (4);

(3) to ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

 (4) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Shareholders of record at the close of business on June 4, 2012, are entitled to notice of, and to vote at, the 2012 Annual Meeting.  Each shareholder is entitled to one vote for each share of common stock held at that time.  A list of these shareholders will be open for examination by any shareholder for any purpose germane to the 2012 Annual Meeting for a period of 10 days prior to the meeting at our principal executive office at 1950 Excel Drive, Mankato, Minnesota 56001.

You can vote by proxy by Internet, telephone or mail by following the instructions set forth below:

Voting by Internet: You can vote at www.proxyvote.com, 24 hours a day, seven days a week.  You will need the 12-digit control number included on your proxy card.

Voting by Telephone: You can vote using touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week.  You will need the 12-digit control number included on your proxy card.

Voting by Mail: You may complete, sign and return by mail the proxy card sent to you together with the printed copies of the proxy materials.  The proxy card should be mailed to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.  Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2012 Annual Meeting.

By Order of the Board of Directors,

By:	/s/ Thomas J. Goodmanson
Thomas J. Goodmanson
Chairman

Mankato, Minnesota
June 7, 2012

Winland Electronics, Inc.
1950 Excel Drive
Mankato, Minnesota  56001

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 10, 2012

This Proxy Statement is furnished to the shareholders of Winland Electronics Inc. (the “ Company ” or “ Winland”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “ Board of Directors ” or the “ Board ”) for use at the Annual Meeting of Shareholders of the Company to be held on July 10, 2012, at 3:30 p.m. CDT (the “ 2012 Annual Meeting ” or the “ Meeting ”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

ATTENDING THE ANNUAL MEETING

Winland will be hosting the 2012 Annual Meeting at the law offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402-1425.

ABOUT THE 2012 ANNUAL MEETING

Voting Procedures

Shareholders of record at the close of business on June 4, 2012 (the “Record Date”), will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 3,701,630 shares of the Company’s common stock (the “Company Shares” or the “Common Stock”). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The persons whom the Company appoints to act as independent inspectors of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. Votes cast at the Meeting will be counted by the independent inspector of election.

If your shares are held in the name of your broker, dealer, bank, trustee or other nominee (i.e. street name), that party should give you instructions for voting your shares.  In these cases, you may vote directly over the Internet, telephone or mail.

Abstentions and “broker non-votes” will be counted as present in determining the existence of a quorum. A broker non-vote occurs when a bank or broker holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the bank or broker does not have discretionary voting power for that particular item.

Under applicable Minnesota law, approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the 2012 Annual Meeting with authority to vote on such matter.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants.

Under the rules of the NYSE Amex Stock Exchange, brokers that do not receive voting instructions from their customers, who are the beneficial shareholders of the Company Shares, are only entitled to vote on the ratification of the appointment of Baker Tilly Virchow Krause LLP.  Under applicable Minnesota law, a broker non-vote will have the effect of a negative vote.

The Board of Directors is soliciting your proxy to provide you with an opportunity to vote on all matters to come before the Meeting, whether or not you attend. You can ensure that your shares are voted at the Meeting by submitting your vote instructions by telephone, the Internet or by completing, signing, and dating a proxy card. Submitting your instructions or proxy by any of these methods will not affect your ability to attend and vote during the Meeting.

A shareholder who gives a proxy may revoke it at any time before it is exercised by voting at the Meeting, delivering a subsequent proxy or by notifying the Corporate Secretary of the Company in writing at any time before your original proxy is voted at the Meeting.

The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of four (4) nominees for membership on the Company’s Board of Directors: Messrs. Krueger, Speckmann, Goodmanson and Brady, to serve until the Annual Meeting of Shareholders in the year 2013 and until their successors are duly elected and qualified;

(2)  FOR the setting of number of members of the Board of Directors at four (4);

(3) FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012; and

(4) At the discretion of the designated proxies, on any other matter that may properly come before the 2012 Annual Meeting, and any adjournment or postponement thereof.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of this proxy solicitation will be borne by the Company. Certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation.

The mailing address of the principal executive office of Winland Electronics is 1950 Excel Drive, Mankato, Minnesota 56001.  We expect that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about June 7, 2012.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

Our Bylaws provide that the number of directors shall be the number set by the shareholders, which shall be not less than one.  The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at four and that the persons currently serving on the Board be nominated for re-election.  The Board of Directors unanimously recommends that the number of directors be set at four and that the four persons nominated be re-elected.

Under applicable Minnesota law, approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the 2012 Annual Meeting with authority to vote on such matter.

If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors be duly elected and shall qualify.  All of the nominees are members of the present Board of Directors.  If, prior to the 2012 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2012 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Nominating/Governance Committee.  Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrences.  The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of Director/Nominee	Age	Current Position With Winland Electronics, Inc.	Director Since
Lorin E Krueger	56	Director	1983
Richard T. Speckmann	61	Director	2002
Thomas J. Goodmanson	42	Director	2007
Thomas J. Brady	47	Director	2008

Lorin E. Krueger serves as a Director.  Mr. Krueger is currently the Chief Executive Officer and President of Route 66 Holding, a private investment holding company and Chief Executive Officer of Supply Tigers Inc., a B2B e-commerce company.  From June 1, 2001 to January 2, 2008, Mr. Krueger served as President and Chief Executive Officer of the Company and as President of the Company from January 1999 until June of 2001 when he assumed the additional role of Chief Executive Officer.  Mr. Krueger has served as a Director of the Company since 1983. Mr. Krueger served as the Company’s Chief Operating Officer, and other executive officer positions in the Company, from 1983 until January of 1999.  Mr. Krueger was one of the founding partners of the Company.  Mr. Krueger’s qualifications to serve on the Board of Directors include his senior leadership experience serving as the Company’s past Chief Executive Officer and his breadth of managerial and operational experiences derived from various positions held with the Company.

Richard T. Speckmann serves as a Director and Chairman of the Compensation Committee and Nominating/Governance Committee.  He is the Chief Executive Officer and President of EmPerform, Inc., a company that evaluates employee performance and productivity, since March 2004.  He served as Chief Executive Officer of Outside the Box, Inc. and as President of Amcon Construction Company, LLC from April 2001 to November 2002.  From January 1997 to March 2001, Mr. Speckmann, a partner of Art Holdings Corporation, served as its President.  Mr. Speckmann’s qualifications to serve on the Board of Directors include senior leadership experience and expertise in the areas of human resources, marketing and customer service.

Thomas J. Goodmanson serves as a Director and Chairman of the Board of Directors.  He is the President and Chief Executive Officer, of Calabrio, Inc., a leading provider of workforce optimization and unified desktop software for IP-based contact centers.  From March 2006 to January 2008, Mr. Goodmanson served as the Chief Financial and Administrative Officer of Gelco Information Network, Inc., a leading provider of global software-as-a-service and other on-demand business services. From September 1999 to March 2006, Mr. Goodmanson was Chief Financial Officer of Magenic Technologies. From August 1992 to September 1999, he was a senior manager at KPMG LLP and is a CPA, inactive, in the state of Minnesota.  Mr. Goodmanson’s qualifications to serve on the Board of Directors include senior leadership experience serving as Chief Executive Officer Calabrio, Inc. and specific expertise and knowledge in various areas of banking, finance, corporate governance, compensation and operations.

Thomas J. Brady serves as a Director and Chairman of the Audit Committee.  He is the Chief Financial Officer of Digineer, Inc., an IT consulting firm, which he joined in October 2006.  At Digineer, he is responsible for all aspects of internal and external financial reporting, as well as information technology, legal, operations and general administration. Previously, Mr. Brady spent 19 years with KPMG LLP, most recently as Audit Partner, where he was responsible for corporate audits in a wide range of companies and industries with revenues ranging from under $10 million to over $1 billion.  Mr. Brady’s qualifications to serve on the Board of Directors include senior leadership experience serving as Chief Financial Officer of Digineer, Inc. and specific expertise and knowledge in various areas of financial reporting, finance, corporate governance, compensation and operations.

Required Vote

Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOUR NOMINEES: MESSRS.  KRUEGER, SPECKMANN, GOODMANSON AND BRADY.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the NYSE Amex Stock Exchange.  Our independent directors are Lorin E. Krueger, Richard T. Speckmann, Thomas J. Goodmanson and Thomas J. Brady.  In the last three years, there have been no transactions, relationships or arrangements, other than in connection with service on our Board, between the independent directors and Winland Electronics, Inc. except for Mr. Krueger was considered an interested director due to his previous role as the Company’s chief executive officer which concluded on January 2, 2008.

Code of Ethics and Business Conduct

The Board of Directors has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal financial officer.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available on our website at www.winland.com.  We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.  We’ve contracted with an independent professional organization to provide anonymous hotline services that permit our employees to communicate any concerns about behavior or practices of Winland Electronics, its employees, officers or directors.

Meeting Attendance

Board and Committee Meetings.  Directors are required to attend a minimum of 75% of Board and committee meetings.  During fiscal 2011, the Board held six (6) meetings.  Each director attended 100% of the meetings of the Board and the committees on which such director served.

Annual Meeting of Shareholders.  Directors are encouraged to attend our annual meetings of shareholders; however, there is no formal policy regarding attendance at annual meetings.  All directors were in attendance for our 2011 annual meeting of shareholders.

Executive Sessions of the Board

An executive session of non-management directors is held at least once a year.  In 2011, the Board held two (2) executive sessions and the Audit Committee held four (4) executive sessions.

Committees of the Board

Our Board of Directors has four standing committees, the Audit Committee, the Compensation Committee, Nominating/Governance Committee and the Merger and Acquisition Committee.  Each of the current members of these committees is a non-employee independent director.

Audit Committee.  The Audit Committee is comprised of Thomas J. Brady (Chairman), Thomas J. Goodmanson and Richard T. Speckmann.  Messrs. Brady and Goodmanson are "audit committee financial experts" as defined by Item 401(e) of Regulation S-K under the Securities Act of 1933.  Mr. Brady has a degree in accounting and is an inactive CPA in the state of Minnesota.  He currently serves as Chief Financial officer of Digineer, Inc., an end-to-end e-business solutions provider.  Mr. Goodmanson has a degree in accounting and is an inactive CPA in the State of Minnesota.  He currently serves as President and Chief Executive Officer of Calabrio, Inc. a leading provider of workforce optimization and unified desktop software for IP-based contact centers.  We acknowledge that the designation of Messrs. Brady and Goodmanson as audit committee financial experts does not impose on Messrs. Brady and Goodmanson any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Messrs.

Brady and Goodmanson as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Audit Committee reviews the selection and work of our independent registered public accounting firm and the adequacy of internal controls for compliance with corporate policies and directives.  The Report of Audit Committee is included on page 12.  During 2011, the Audit Committee met four (4) times.  Our independent registered public accounting firm was present at all of these meetings.

Compensation Committee.  The Compensation Committee is comprised of Richard T. Speckmann (Chairman), Thomas J. Goodmanson and Thomas J. Brady.  This committee determines the compensation of the Chief Executive Officer; and, taking into consideration any recommendations by the Chief Executive Officer, it also determines the compensation for our other executive officers.   The committee makes recommendations to the Board of Directors with respect to incentive compensation plans.  This committee is vested with the same authority as the Board of Directors with respect to the administration of our equity plans.  During 2011, the Compensation Committee met once.

Nominating/Governance Committee.  The Nominating/Governance Committee is comprised of Lorin E. Krueger (Chairman), Richard T. Speckmann and Thomas J. Brady.  This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals.  This committee will consider a candidate for director proposed by a shareholder. Governance Principles contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these Principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment; (ii) experience; (iii) skills; (iv) accountability and integrity; (v) financial literacy; (vi) leadership abilities; (vii) industry knowledge; (viii) diversity (both in perspectives as well as board heterogeneity); (ix) other Board appointments; and (x) independence.  A shareholder who wants to propose a candidate must comply with the provisions of our Bylaws regarding nominations for the election of directors.  The policies of the committee are described more fully in the Nominating/Governance Committee’s Report on page 11.  During 2011, the Nominating/Governance Committee met once.

Merger & Acquisition (M&A) Committee.  The M&A Committee is comprised of Thomas J. Brady (Chairman), Thomas J. Goodmanson, Richard T. Speckmann and Lorin E. Krueger.  This committee was formed to review, evaluate and determine the fairness to the Company and its disinterested shareholders any proposal which may come to the Company by third parties to acquire the Company, and if so (i) seek other possible buyers for the Company, (ii) negotiate on behalf of the Company and (iii) to recommend to the Board of Directors whether to enter into any agreement with respect to the sale of the Company.  During 2011, the M&A Committee did not meet and is not currently an active committee.

Communications with the Board

Shareholders may communicate directly with the Board of Directors.  All communications, other than shareholder proposals and director nominations which must comply with certain other requirements as discussed under “Shareholder Proposals and Nominations of Director Candidates” on page 14, should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.  Shareholder communications to the Board should be sent to:

Brian D. Lawrence, Chief Financial Officer
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001

Compensation to Non-Employee Directors

On May 24, 2011, the Board of Directors agreed to a retainer fee of $5,500 paid annually to each director upon election or re-election after a meeting of shareholders.  As of May 24, 2011, no additional meeting fees will be paid with the exception that if the Mergers & Acquisitions Committee becomes active, each director would receive $500 per month with the committee chair receiving $1,000 per month.  From January 1, 2011 and prior to May 24, 2011, the following fees were paid:

Retainer:
•	$4,200 for service on the Board of Directors with the chairman of the Board of Directors receiving an additional $10,700.
Meeting Fees:
•	$600 for Audit Committee meeting attendance, with the chairman of the Audit Committee receiving an additional $1,700.
•	$500 for each M&A Committee meeting attended, with the chairman of the M&A Committee receiving an additional $1,000 monthly.

In addition to the fees above, reimbursements are made for out-of-pocket expenses incurred in connection with attendance at Board of Directors or Committee meetings.

Equity Compensation.  Our 2008 Equity Incentive Plan provides for automatic option grants to each non-employee director.  Each non-employee director who is elected for the first time as a director is granted a nonqualified option to purchase 5,500 shares of Common Stock.  Each non-employee director who is re-elected as a director or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 15,000 shares of Common Stock.  The Chairman of the Board of Directors and Chairman of the Audit Committee who is elected or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 5,000 shares of Common Stock.  No director shall receive more than one option pursuant to the formula plan in any one fiscal year.  All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable.   Pursuant to the guidelines set forth above, on May 24 2011, Messrs. Goodmanson and Brady each received an option to purchase 20,000 shares at $0.70 per share and Messrs. Speckmann and Krueger each received an option to purchase 15,000 shares at $0.70 per share.

The following table sets forth certain information regarding compensation paid or accrued for each non-employee director for the year ended December 31, 2011 and for options held by each non-employee director to purchase Common Stock at December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)	Options to purchase shares of common stock (#)(3)
Thomas J. Goodmanson	$21,600	$8,830	$30,430	42,000
Thomas J. Brady	12,600	8,830	21,430	42,000
Richard T. Speckmann	10,900	6,620	17,520	48,000
Lorin E. Krueger	9,700	6,620	16,320	31,500

(1)	The amounts consist of the cash fees paid or accrued to the non-employee directors as described in “Cash Compensation” above.

(2)
The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2011 in accordance with FASB ASC 718-10-50-1 for stock option awards automatically granted to non-employee directors in fiscal year 2011 pursuant to our 2008 Equity Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in this Form 10-K.

(3)	The amounts reflect the total number of options held by each director to purchase shares of the Company’s common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for our last two fiscal years to our principal executive financial officer, our Chief Financial Officer and Senior Vice President whose total compensation earned or accrued exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Compensation ($)(2)	Total ($)
Brian D. Lawrence	2011	$106,540	$80,000	$6,738	$193,278
Chief Financial Officer and Senior Vice President	2010	$99,176	$20,000		$119,176

(1)	The amounts reflect compensation paid pursuant to the Stay Bonus Letter Agreement between the Company and Mr. Lawrence.

(2)	The amounts reflect compensation for paid time off earned not taken as a result of a change in the Company’s paid time off policy

Employment Agreements and Post-Termination Benefits

Brian D. Lawrence.   On July 29, 2011, the Company and Mr. Lawrence entered into a Retention Letter Agreement (the “Retention Agreement”).  Pursuant to the terms of the Retention Agreement, Mr. Lawrence’s annual base salary beginning on July 1, 2011 was $115,000.  The Retention Agreement also provided criteria for a Bonus Program in which Mr. Lawrence would be eligible to receive up to $25,000 (the “Bonus Pool”) if certain major business objectives are achieved.  A $10,000 payment was made to Mr. Lawrence pursuant to the Bonus Pool.

On October 1, 2010, Winland entered into a Stay Bonus Letter Agreement (the “Stay Agreement”) with Mr. Lawrence. Pursuant to the terms of the Stay Agreement, Mr. Lawrence was provided bonus compensation of $100,000 for staying employed with the Company through June 30, 2011 to lead the due diligence process and ultimate sale of the Company’s EMS assets to Nortech Systems Incorporated.  Additionally, Mr. Lawrence was asked to take on the leadership role of the Company upon the termination of the Company’s prior chief executive officer as a result of the sale.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officer at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date
Brian D. Lawrence	24,000	--	$3.62	08/22/2012

(1)	The stock option was granted on August 22, 2006. The option vests to the extent of 4,800 shares annually on the first five anniversary dates of the date of grant.

OWNERSHIP OF COMMON STOCK BY
MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides information as of June 4, 2012 concerning the beneficial ownership of our Common Stock by (i) the persons known by us to own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.  As of June 4, 2012, there were 3,701,630 shares of our Common Stock issued and outstanding.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)		Percent of Class (1)
Lorin E. Krueger	105,536	(2)	2.8%
Thomas J. Goodmanson	59,000	(4)	1.6%
Richard T. Speckmann	57,100	(3)	1.5%
Thomas J. Brady	54,000	(5)	1.5%
Brian D. Lawrence	24,000	(6)	*
Brian B. Hirschmann	308,381	(7)	8.3%
FMR LLC	300,700	(8)	8.1%
Karen M. Hirschmann	285,653	(9)	7.7%
All Executive Officers and Directors as a Group (5 Individuals)	299,636	(10)	8.1%

*           Less than 1% of the outstanding shares of Common Stock.

(1)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days.  Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 31,500 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options.

(3)	Includes 42,000 shares which may be purchased by Mr. Goodmanson upon exercise of currently exercisable options.

(4)	Includes 48,000 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(5)	Includes 12,000 shares held by Mr. Brady’s spouse and 42,000 shares which may be purchased by Mr. Brady upon exercise of currently exercisable options.

(6)	Consists of 24,000 shares which may be purchased by Mr. Lawrence upon exercise of currently exercisable options.

(7)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012 by Brian B. Hirschmann, the shares are beneficially owned by Mr. Hirschmann who has sole power to vote or to dispose of such shares.  The address for Brian B. Hirschmann is 725 S Figueroa St, 39th Floor, Los Angeles, CA, 90017.

(8)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012 by FMR LLC (“FMR”) and Edward C. Johnson III, Chairman and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”), including Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares.  Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.  The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(9)
According to a Schedule 13G filed with the Securities and Exchange Commission on December 21, 2011 by Karen M. Hirschmann, the shares are beneficially owned by Ms. Hirschmann who has sole power to vote or to dispose of such shares.  The address for Karen M. Hirschmann is 515 S Figueroa St, Suite 1975, Los Angeles, CA, 90071.

(10)	Includes 187,500 shares which may be purchased by the executive officer and directors upon exercise of currently exercisable options.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information concerning Winland’s equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	187,500	$1.62	527,120	(1)

Equity compensation plan not approved by security holders (2)	2,500	$4.01	0

TOTALS	190,000	$1.65	527,120

(1) Includes 163,120 shares available for issuance under Winland’s 1997 Employee Stock Purchase Plan.

(2) The plan consists of a warrant agreement to purchase shares of Winland’s Common Stock issued in 2006 as partial consideration for consulting services to Board Assets, Inc., a board evaluation and consulting firm.  Warrant to purchase 5,000 shares of common stock, which warrant vests upon performance of certain services and expires on February 16, 2016 (2,500 shares vested on July 17, 2006, and the remaining shares did not vest because the consulting arrangement has been terminated).

NOMINATING/GOVERNANCE COMMITTEE REPORT

The Nominating/Governance Committee is comprised of independent directors.  In accordance with its written charter, the Nominating/Governance Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors.  Its duties shall include oversight of the principles of corporate governance by which Winland Electronics and the Board shall be governed; the codes of ethical conduct and legal compliance by which Winland Electronics and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board members.  In addition, the Nominating/Governance Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Winland Electronics, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board.  When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Nominating/Governance Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Winland Electronics.

The Nominating/Governance Committee will consider candidates for nomination as a director recommended by shareholders.  Governance principles contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment; (ii) experience; (iii) skills; (iv) accountability and integrity; (v) financial literacy; (vi) leadership abilities; (vii) industry knowledge; (viii) diversity (both in perspectives as well as board heterogeneity); (ix) other Board appointments; and (x) independence.

Shareholders who wish to recommend one or more candidates for director to the Nominating/Governance Committee must provide written recommendation to the Chief Financial Officer.  Notice of a recommendation must include the shareholder’s name, address and the number of shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, ten-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  Winland Electronics may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.  In addition, the Bylaws permit shareholders to nominate directors for consideration at a meeting of shareholders at which one or more directors are to be elected.  For a description of the process for nominating directors in accordance with the Bylaws, see “Shareholder Proposals for the 2013 Annual Meeting” on page 14.

 A copy of the current Nominating/Governance Committee Charter is available on our website at www.winland.com.

Members of the Nominating/Goverance Committee

Lorin E. Krueger, Chairman
Richard T. Speckmann
Thomas J. Brady

 REPORT OF AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of the three outside directors.  The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the NYSE Amex Stock Exchange that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by NYSE Amex Listing Standards Section 121(A).

The Audit Committee has established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that are used each quarter, including at fiscal year end, to prepare our periodic and current SEC reports.

In accordance with its written charter adopted by the Board (available on our website), the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winland.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)           reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)
reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No.1 and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas J. Brady, Chairman
Thomas J. Goodmanson
Richard T. Speckmann

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #3)

General Information

Baker Tilly Virchow Krause, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2011, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.  In determining the independence of Baker Tilly Virchow Krause, LLP, the Board of Directors considered whether the provision of non-audit services is compatible with maintaining Baker Tilly Virchow Krause, LLP’s independence.

Required Vote

The proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accountants will require the affirmative vote of a majority of the votes cast at the 2012 Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF BAKER TILLY VIRCHOW KRAUSE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly Virchow Krause, LLP was selected as our independent registered public accounting firm on May 29, 2009.  Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the 2012 Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters if they so desire, and will be available to respond to appropriate questions from our shareholders.

Audit Fees

The following is a summary of fees billed to us by Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm, for professional services rendered for fiscal years ended December 31, 2011 and 2010:

	Fiscal Year Ended December 31
	2011	2010
Audit Fees	$100,350	$94,300
Audit related fees	-	16,700
	$100,350	$111,000

Audit fees are professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q.  Audit related fees include fees for review of filings for financing transactions and responses to our SEC comment letter.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Audit Committee Pre-Approval Policy

The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its independent auditors, but it has routinely approved all audit and permitted non-audit services to be performed for Winland by its independent auditors.

CERTAIN TRANSACTIONS

During the two most recent fiscal years, we have not had any transactions in which any director or executive officer, or any other member of the immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules, and there are no such transactions proposed.

OTHER MATTERS

Management knows of no other matters to be presented at the 2012 Annual Meeting.  However, if other matters are properly presented, it is the intention of the persons designated as the Company’s proxy to vote in accordance with their judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received, we believe that, during fiscal year 2011, all of our executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2013 will not deviate more than thirty (30) days from the date for the 2012 Annual Meeting.  Any appropriate proposal submitted by a shareholder of Winland and intended to be presented at the 2013 annual meeting of shareholders must be received by us by December 21, 2012 to be considered for inclusion in our proxy statement and related proxy for our annual meeting in 2013.  Also, our Bylaws permit shareholders to make nominations for the election of directors and propose business to be brought before any regular meeting of shareholders, provided advance written notice of such nomination or proposal is received by us after February 21, 2013, but on or before March 20, 2013.  According to our Bylaws, a shareholder nomination or proposal received outside of this time period will be considered untimely and the chairman of the meeting shall refuse to acknowledge such untimely nomination or proposal.

We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-Q.

Any shareholder nomination or proposal must provide the information required by our Bylaws and comply with any applicable laws and regulations.  All submissions should be made to the Secretary of Winland Electronics at our principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2011, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement.  No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K.  WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES.  REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001.  YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF JUNE 4, 2012, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS.

By Order of the Board of Directors,

By:	/s/ Thomas J. Goodmanson
Thomas J. Goodmanson
Chairman

Mankato, Minnesota
June 7, 2012